Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
American Woodmark Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-213222, 333-214895 and 333-223220) of American Woodmark Corporation of our reports dated June 29, 2020, with respect to the consolidated balance sheets of American Woodmark Corporation and subsidiaries as of April 30, 2020 and 2019, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended April 30, 2020, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of April 30, 2020, which reports appear in the April 30, 2020 annual report on Form 10‑K of American Woodmark Corporation.

Our report on the consolidated financial statements contains an explanatory paragraph that refers to a change in the method of accounting for leases.

/s/ KPMG LLP

Richmond, Virginia
June 29, 2020